SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2001
                                                  ------------

                          PROFESSIONAL DETAILING, INC.
                  ---------------------------------------------
                    (Exact name of Registrant as specified in
                                  its charter)

           DELAWARE                     0-24249                 22-2919486
-------------------------------  -----------------------   ---------------------
 (State or other jurisdiction       (Commission File           (IRS Employer
      of incorporation)                 Number)             Identification No.)

     10 Mountainview Road,
     Upper Saddle River, NJ                                        07458
---------------------------------                          ---------------------
(Address of principal executive                                 (Zip Code)
            office)

                                 (201) 258-8450
                  ---------------------------------------------
               Registrant's telephone number, including area code:

                                       N/A
              ----------------------------------------------------
                (Former name or former address, if changed since
                                  last report)

Item 5.     Other Events

      On May 21, 2001 the Registrant issued the following press release:

                    "PDI SELECTED BY NOVARTIS PHARMACEUTICALS
                     CORPORATION FOR U.S. SALES MARKETING &
                  PROMOTION RIGHTS FOR LOTENSIN(R)AND LOTENSIN
                     HCT(R)AND FOR CO-PROMOTION OF LOTREL(R)

Upper Saddle River, New Jersey (Monday, May 21, 2001). Professional Detailing, Inc. ("PDI") (Nasdaq: PDII) today announced that it has entered into an agreement with Novartis Pharmaceuticals Corporation, the U.S. pharmaceuticals affiliate of Novartis AG (NYSE:NVS), for the U.S. sales, marketing & promotion rights for Lotensin(R) (benazepril HCI) and Lotensin HCT(R) (benazepril HCI and hydrochlorothiazide USP) and co-promotion rights for Lotrel(R) (amlodipine and benazepril HCI). Novartis will retain certain regulatory responsibilities for Lotensin and Lotrel and will retain ownership of all intellectual property. Additionally, Novartis will continue to manufacture the products.

Pursuant to the agreement, which runs through December 31, 2003, PDI will provide promotional, selling and marketing services for Lotensin, an ACE inhibitor, as well as brand management services. In exchange for such services, PDI will receive a split of incremental net sales above specified baselines.

PDI will also co-promote Lotrel for which it will be compensated on a fee for service basis with potential incentive payments based upon achieving certain net sales objectives. Lotrel is a combination of the ACE inhibitor benazepril and the calcium channel blocker amlodipine.

"We are extremely pleased that we have reached an agreement with Novartis whose global presence, portfolio scope and current priorities combine to make this an ideal time for PDI to deliver solutions using our new business model. This unique multi-year agreement brings our LifeCycle X-Tension services to Lotensin and Lotensin HCT, as well as co-promoting Lotrel, one of Novartis' growth drivers, while utilizing the same sales force. Through our history of innovation, we have clearly established PDI as the sales and marketing partner of choice to the U.S. pharmaceutical industry," said Chuck Saldarini, PDI's Vice Chairman and Chief Executive Officer.

Mr. Saldarini added, "Since the introduction of our LifeCycle Ventures unit in early 2000, we have demonstrated our ability to deliver an integrated `surround the brand' value chain combining both sales and marketing services. We are thrilled to be working with Novartis and look forward to the successful execution of this program."

Webcast

PDI will conduct a live webcast of its partnership briefing at 9:00 AM EDT, tomorrow morning, Tuesday, May 22, 2001. The live webcast of the event will be accessible through PDI's website, www.pdi-inc.com and will be archived on the website for future on-demand replay.


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

Company Background & Services

Professional Detailing, Inc. is a leading provider of sales and marketing services to the United States pharmaceutical industry. We have achieved our leadership position based on more than 13 years of designing and executing customized sales and marketing programs for many of the pharmaceutical industry's largest companies and have long standing relationships with our major clients.

The Company provides several principal services:

Dedicated Contract Sales Services, in which programs are customized to client specifications;

Syndicated Contract Sales Services, provided through the Company's ProtoCall unit, enabling clients to tap into an existing, large-scale sales team for specific detail positions and periods;

LifeCycle X-Tension Services, provides sales, marketing and distribution services for companies facing portfolio optimization challenges;

LifeCycle Launch, provides commercial launch services for emerging and biotechnology companies to independently launch new brands;

Medical Education and Communication Services, provided through the Company's TVG unit, in which clients can access continuing medical education, Sales Force Tactical Briefings(TM) and peer to peer promotion; and

Marketing Research and Consulting Services, provided through the Company's TVG unit, enabling clients to study qualitative and quantitative aspects of brand performance on a pre-launch, launch and continuing basis.

  This press release contains forward-looking statements involving risks and uncertainties that may cause actual results to differ materially from those indicated due to a number of factors, including execution of definitive agreements for the redeployment of the subject sales force. The Company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive, regulatory and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Therefore, there can be no assurance that the forward-looking statement will prove to be accurate. The Company's documents filed with the SEC identify important factors that may cause the actual results to differ materially from those indicated by the forward-looking statements."


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PROFESSIONAL DETAILING, INC.


                                          By:   /s/Charles T. Saldarini
                                                --------------------------------
                                                Charles T. Saldarini
                                                 Chief Executive Officer

Date: May 22, 2001


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